UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: May 17, 2011

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On May 16, 2011, Coldwater Creek Inc. (the “Company”), through its wholly-owned subsidiaries Coldwater Creek U.S. Inc., Coldwater Creek The Spa, Inc. and Coldwater Creek Merchandising & Logistics Inc. (the “Borrowers”), entered into an Amended and Restated Credit Agreement (the “Agreement”) with Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) (“Wells Fargo Bank”) and Wells Fargo Credit, Inc., which amends and restates the Credit Agreement with Wells Fargo Bank, originally dated February 13, 2009 (the “Prior Agreement”), to, among other things, extend the maturity date, provide for a new term loan facility and modify certain terms of the revolving line of credit.

The Agreement continues the $70,000,000 revolving line of credit, which includes subfacilities for the issuance of up to $70,000,000 in letters of credit and swingline advances of up to $10,000,000 and provides for a future option by the Company to request an increase in the amount of the revolving facility for an additional $15,000,000, which if granted would result in an increase in the revolving line of credit to a total of $85,000,000. The Agreement also provides for a $15,000,000 term loan facility with a maturity date of May 16, 2016. Under the Agreement, the maturity date for the revolving line of credit was extended by three additional years to May 16, 2016.

Pursuant to the Agreement, Borrowings under the revolving line of credit will generally accrue interest at a margin ranging from 1.00% to 2.50%, as opposed to the range from 2.25% to 2.75% under the Prior Agreement, (determined according to the average unused availability under the credit facility (the “Availability”)) over a reference rate of, at the Company’s election, either LIBOR or a base rate determined by the Wells Fargo Bank from time to time (“Base Rate”). Commitment fees accrue at a rate ranging from 0.375% and 0.50% (determined according to the Availability), as opposed to a flat 0.50% rate under the Prior Agreement, which is assessed on the average unused portion of the credit facility maximum amount. The $15,000,000 term loan accrues interest at a rate of 6.00% over a reference rate of, at the Company’s election, either LIBOR or the Base Rate.

The obligations of the Borrowers under the Agreement and the other loan documents are guaranteed by the Company and the Company’s direct and indirect wholly-owned material domestic subsidiaries that are not Borrowers. Such obligations are secured by a lien on substantially all of the personal property of the Company and its direct and indirect wholly-owned material domestic subsidiaries and a deed of trust on the Company’s Sandpoint, Idaho corporate offices.

The Agreement generally contains customary events of default for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Agreement may be accelerated, outstanding letters of credit may be required to be cash collateralized and remedies may be exercised against the collateral.

Item 2.02               Results of Operations and Financial Condition

On May 17, 2011, the Company issued a press release entitled “Coldwater Creek Announces Amendment to its Credit Facility and Preliminary First Quarter 2011 Results,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 2.03               Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

99.1	Press release dated May 17, 2011 entitled “Coldwater Creek Announces Amendment to its Credit Facility and Preliminary First Quarter 2011 Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: May 17, 2011
/s/ James A. Bell
James A. Bell
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 17, 2011 entitled “Coldwater Creek Announces Amendment to its Credit Facility and Preliminary First Quarter 2011 Results.”